Exhibit 3.64
SIGMOR NUMBER 259, INC.
BY‑LAWS
(Effective December 31, 2001)
ARTICLE I
OFFICES
Section 1.01. The principal place of business of the Corporation shall be located in San Antonio, Texas.
Section 1.02. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 2.01. Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.02. The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.
Section 2.03. Special meetings of the shareholders for any purpose of purposes may be called by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Chairman of the Board, President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning at least ten percent of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
Section 2.04. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.
Section 2.05. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote threat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. After an adjournment, at any reconvened meeting any business may be transacted that might have been transacted if the meeting had been held in accordance with the original notice thereof, provided a quorum shall be present or represented thereat.
Section 2.06. With respect to any matter, other than the election of directors or a matter for which a different vote is required by law or the articles of incorporation, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present, shall decide such matter. Unless otherwise required by law or by the articles of incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.
Section 2.07. Each outstanding share having voting power shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders. Any shareholder may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section 2.07.
Section 2.08. Any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

ARTICLE III
DIRECTORS
Section 3.01. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.
Section 3.02. The number of directors that shall constitute the whole Board of Directors shall be not less than one. Such number of directors shall from time to time be fixed and determined by resolution adopted by the directors or the shareholders and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.03 of these bylaws, and each director elected shall hold office until his successor shall be elected and qualify. Directors need not be residents of Texas or shareholders of the Corporation.
Section 3.03. Any vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
Section 3.04. The number of directors may be increased or decreased from time to time as provided in these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders of may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.
Section 3.05. Any director may be removed for cause at any special meeting of shareholders duly called and held for such purpose. At any meeting of shareholders called expressly for the purpose of removing a director or directors, such director or directors may be removed only for cause by a vote of a majority of the shares of stock of the Corporation then entitled to vote at an election of directors.
Section 3.06. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.
Section 3.07. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.
Section 3.08. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 3.09. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Secretary on the written request of two directors. Notice of each special meeting of the Board of Directors shall be given to each director at least one day before the date of the meeting.
Section 3.10. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 3.11. At all meetings of the Board of Directors, one‑third of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by law, the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.12. The Board of Directors, by resolution passed by a majority of the full board, may from time to time designate a member or members of the board to constitute committees that shall in each case consist of one or more directors and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee shall have and may exercise such powers as the board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.
Section 3.13. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.
Section 3.14. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, or a meeting of a committee thereof, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a meeting of a committee thereof, or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
NOTICES
Section 4.01. Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram, telex, cablegram, facsimile or other similar transmission.
Section 4.02. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE V
CHAIRMAN OF THE BOARD
Section 5.01. The Chairman of the Board of Directors, if there be one, shall be elected from among the directors, shall have the power to preside at all meetings of the Board of Directors, and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.
ARTICLE VI
OFFICERS
Section 6.01. The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, any one or more of which may be designated an Executive Vice President or a Senior Vice President, a Secretary, a Treasurer and a Controller. The Board of Directors may appoint such other officers and agents, including a General Counsel, a Chief Financial Officer and such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person.
Section 6.02. The officers of the Corporation shall be elected annually by the Board of Directors at a regular meeting of the Board of Directors held immediately following the annual meeting of stockholders, or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal.
Section 6.03. Any officer or agent elected or appointed by the Board of Directors or the Executive Committee may be removed without cause by the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 6.04. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term, subject to applicable law.
Section 6.05. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

Section 6.06. The Chief Executive Officer, the President and each Vice President shall have authority to sign any deeds, bonds, mortgages, guarantees, indemnities, contracts, checks, notes, drafts or other instruments authorized to be executed by the Board of Directors or any duly authorized committee thereof, or if so authorized in any approval authority policy or procedure adopted by or at the direction of the Board of Directors, or if not inconsistent with the Certificate of Incorporation, these by‑laws, any action of the Board of Directors or any duly authorized committee thereof or any such policy or procedure, and, together with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors or the Executive Committee, may sign any certificates for shares of the Corporation which the Board of Directors or the Executive Committee has authorized to be issued, except in cases where the signing and execution of any such instrument or certificate has been expressly delegated by these by‑laws or by the Board of Directors or the Executive Committee to some other officer or agent of the Corporation or shall be required by law to be otherwise executed.
Section 6.07. The Chief Executive Officer shall serve as general manager of the business and affairs of the Corporation and shall report directly to the Board of Directors, with all other officers, officials, employees and agents reporting directly or indirectly to him. The Chief Executive Officer shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, or if there is no Chairman of the Board, the Chief Executive Officer shall also preside at all meetings of the Board of Directors unless the Board of Directors shall have chosen another presiding officer. The Chief Executive Officer shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the Corporation; he shall keep the Board of Directors and Executive Committee fully informed and shall consult with them concerning the business of the Corporation. Subject to the supervision, approval and review of his actions by the Board of Directors, the Chief Executive Officer shall have authority to cause the employment or appointment of and the discharge of assistant officers, employees and agents of the Corporation, and to fix their compensation; and to suspend for cause, pending final action by the Board of Directors or Executive Committee, any officer subordinate to the Chief Executive Officer. The Chief Executive Officer shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation (or any partnership or other interest in any partnership or other enterprise) standing in the name of the Corporation, and in general he shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors or the Executive Committee. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.
Section 6.08. The President shall be the chief operating officer of the Corporation and, subject to the control of the Board of Directors and Chief Executive Officer, shall in general supervise and control the business operations of the Corporation. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and, in the absence of the Chief Executive Officer, he shall preside at all meetings of the stockholders of the Corporation, unless in either case the Board of Directors shall have chosen another presiding officer. He shall keep the Chief Executive Officer fully informed and shall consult with him concerning the business of the Corporation. He shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall exercise the powers and perform the duties of the Chief Executive Officer, unless such authority shall have been designated by the Board of Directors, Executive Committee or Chief Executive Officer to another person.
Section 6.09. The Vice Presidents shall perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
Section 6.10. If appointed, the General Counsel, as the chief legal officer of the Corporation, shall have charge of all matters of legal importance to the Corporation and shall keep the Board of Directors, the Executive Committee, the Chief Executive Officer and the President advised of the character and progress of all legal proceedings and claims by and against the Corporation, or in which it is interested by reason of its ownership of or affiliation with other Corporations or entities; when requested by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President, render his opinion upon any subjects of interest to the Corporation which may be referred to him; monitor activities of the Corporation to assure that the Corporation complies with the laws applicable to the Corporation and in general perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
Section 6.11. If appointed, the Chief Financial Officer shall be the principal financial officer of the Corporation and, unless the Board of Directors shall so designate another officer, shall also be the principal accounting officer of the Corporation. The Chief Financial Officer shall in general supervise and control the keeping and maintaining of proper and correct accounts of the Corporation's assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, shares, properties and business transactions, as well as all funds, securities, evidences of indebtedness and other valuable documents of the Corporation. He shall keep the Chief Executive Officer fully informed and shall consult with him concerning financial matters affecting the Corporation and shall render such reports to the Board of Directors, the Executive Committee, the Chief Executive Officer or the President as they may request. He shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
Section 6.12. The Secretary shall attend, and record and have custody of, the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; see that all notices are duly given in accordance with the provisions of these by‑laws and as required by law; be custodian of the corporate records and of the seal of the Corporation; sign with the Chairman of the Board, Chief Executive Officer, the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors or the Executive Committee; and in general, perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
Section 6.13. The Treasurer shall have charge and custody of and be responsible for all funds of the Corporation; and in general, perform all the duties incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
Section 6.14. The Controller shall have charge and supervision of and be responsible for the accounting function of the Corporation and, in general perform all duties incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Chief Executive Officer or the President.
ARTICLE VII
CERTIFICATES REPRESENTING SHARES
Section 7.01. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.
Section 7.02. The signatures of the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.
Section 7.03. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
Section 7.04. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the transfer records of the Corporation.
Section 7.05. For the purpose of determining shareholders (i) entitled to notice of or to vote at any meeting of shareholders, or, after an adjournment thereof, at any reconvened meeting, (ii) entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend or (iii) for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 7.05, such determination shall apply to any adjournment thereof. The stock transfer books shall not be closed for the foregoing or any other purpose.
Section 7.06. Unless a record date shall have previously been fixed or determined, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action proposed to be taken is delivered to the Corporation in the manner required by Section 2.08 of these bylaws. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.
Section 7.07. Except as otherwise required by law, the Corporation shall be entitled to regard the person in whose name any shares are registered in the share transfer records at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions, share dividends or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares or giving proxies with respect to those shares. Except as otherwise required by law, neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.
Section 7.08. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.01. Subject to the provisions of the articles of incorporation relating thereto, if any, distributions and share dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law. Subject to any provisions of the articles of incorporation, distributions may be made by the transfer of money or other property (except the Corporation's own shares or rights to acquire such shares) or by the issuance of indebtedness of the Corporation, and share dividends may be paid in the Corporation's own authorized but unissued shares or in treasury shares.
Section 8.02. Before payment of any distribution or share dividend, there may be set aside out of any funds of the Corporation available for distributions or share dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing distributions or share dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 8.03. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 8.04. The fiscal year of the Corporation shall end on December 31 of each year.
Section 8.05. The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
Section 8.06. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation shares held by each of them. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.
Section 8.07. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
Section 8.08. The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.
ARTICLE IX
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Article 2.02‑1 of the Texas Business Corporation Act (the “Article”) permits the Corporation to indemnify its present and former directors and officers to the extent and under the circumstances set forth therein. In addition, in some instances, indemnification is required by the Article. The Corporation hereby elects to and does hereby indemnify all such persons to the fullest extent permitted or required by the Article promptly upon request of any such person making a request for indemnity hereunder. Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction. Further, the Corporation shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by the Article and subject to the conditions thereof.
A person's right to request, or entitlement to claim, indemnification, payment or reimbursement pursuant to this Article VIII shall not be deemed exclusive of any other right to request, or entitlement to claim, indemnification, payment or reimbursement pursuant to any contract of insurance or any other law, contract, arrangement or understanding.
ARTICLE X
AMENDMENTS
These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting; provided, that these bylaws may not be altered, amended, or repealed so as to be inconsistent with law or any provision of the articles of incorporation.